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                                                                    EXHIBIT 23.9

                         CONSENT OF RYDER SCOTT COMPANY

     We consent to the incorporation by reference in the Registration Statement on Form S-4 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us on Form S-4 as a result of such incorporation.

                                        Very truly yours,

                                        /s/  RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

Denver, Colorado
Date: January 7, 1998